July 14, 2004                                             FOR IMMEDIATE RELEASE
Contact:

Mario S. Levis
Senior Executive Vice President
and Treasurer
Tel: (787) 474-6709


               DORAL FINANCIAL CORPORATION REPORTS RECORD EARNINGS
                   FOR THE SECOND QUARTER ENDED JUNE 30, 2004,
          THE 26th CONSECUTIVE QUARTER IT HAS ACHIEVED RECORD EARNINGS

         San Juan, Puerto Rico, July 14, 2004 - Doral Financial Corporation (NYSE: DRL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the second quarter and first half of 2004, the 26th consecutive quarter it has achieved record earnings.

         NET INCOME for the second quarter of 2004 amounted to a record $114.9 million, compared to $75.0 million for the second quarter of 2003, an increase of 53%. For the first six months of 2004, Doral Financial earned a record $218.5 million, compared to $145.0 million for the same period a year ago, an increase of 51%. For the second quarter of 2004, consolidated earnings per diluted share were $0.96, compared to $0.64 for the second quarter of 2003, which represents an increase of 50%. For the first half of 2004, consolidated earnings per diluted share were $1.82, compared to $1.24 for the first six months of 2003, an increase of 47%. For the first six months of 2004, Doral Financial achieved a return on assets (ROA) of 3.81%, compared to 3.31% a year ago and a return on common equity (ROE) of 36.18%, compared to 31.47% for the first half of 2003.

         NET INTEREST INCOME for the second quarter of 2004 amounted to $66.6 million, compared to $39.9 million for the same period a year ago, an increase of 67%. For the first six months of 2004, net interest income amounted to $125.7 million, compared to $81.2 million for the first half of 2003, an increase of 55%. The increase in net interest income resulted from higher net interest earning assets during the 2004 periods.

         LOAN PRODUCTION volume for the second quarter of 2004 was a record $1.9 billion, compared to $1.6 billion for the comparable 2003 period, an increase of $339.3 million or 21%, and $103.9 million or 6% higher than the first quarter of 2004. This level of record loan production was achieved notwithstanding an average increase in U.S. mortgage interest rates of approximately 75 basis points (3/4%) from quarter to quarter and of approximately 100 basis points (1%) from a year ago. For the first half of 2004, the loan production volume was $3.8 billion, compared to $3.1 billion for the corresponding 2003 period, an increase of 23%. The increase was principally driven by the continued high demand for new housing in Puerto Rico and Doral's strong share of the new housing market, especially in the growing government-sponsored affordable housing loan sector. Many of these mortgage products benefit from local tax exemption on the interest earned thereon. Refinancing activity also ran at a high level consistent with Doral Financial's historical experience for the last 32 years. The strength of mortgage loan production, helped increase the servicing portfolio to a record $13.5 billion as of June 30, 2004 from $12.7 billion as of December 31, 2003.

         NON-INTEREST INCOME for the second quarter of 2004 increased 28% to $126.6 million, from $99.2 million for the second quarter of 2003. Net gain on mortgage loan sales and fees, the main component of non-interest income, was $130.6 million for the second quarter of 2004 compared to $98.1 million for the corresponding 2003 period. For the first half of 2004, Doral Financial's total non-interest income increased 27% to $241.3 million compared to the first half of 2003. Net gain on mortgage loan sales and fees was $267.4 million for the first half of 2004 compared to $175.4 million for the corresponding period a year ago. The increase was principally due to increased volume of loan sales as a result of record mortgage loan production.

         TRADING ACTIVITIES for the second quarter of 2004 improved to a gain of $6.0 million in the second quarter of 2004 from a loss of $48.6 million in the immediately preceding quarter, principally due to rising long term interest rates that resulted in gains on the Company's derivatives activities undertaken for risk management purposes. At the same time, the Company, restructured its investment portfolio by selling lower yielding securities at a loss of $17.5 million, compared to a gain of $16.2 million in the immediately preceding quarter, and replacing the securities sold with higher yielding instruments. The improved trading results are reflected principally in the mortgage banking segment while the losses in sale of investment securities affected the banking segment results.

         NET SERVICING LOSS for the quarter ended June 30, 2004 was $2.3 million compared to a loss of $8.4 million for the second quarter of 2003. For the six months ended June 30, 2004, net servicing loss was approximately $656,000 compared to a loss of $12.5 million for the corresponding period of 2003. The decrease in net servicing loss for the quarter and six-month periods ended June 30, 2004 was due to reduced amortization and impairment charges resulting from lower prepayments. The Company recorded amortization and impairment charges of $12.6 million and $20.4 million during the quarter and first six months ended June 30, 2004, respectively, compared to $17.1 million and $29.8 million for the same periods a year ago.

         COMMISSIONS, FEES AND OTHER INCOME increased 32% during the second quarter of 2004 from $7.4 million for the quarter ended June 30, 2003 to $9.8 million for the quarter ended June 30, 2004. For the first half of 2004, commissions, fees and other income increased to $18.5 million, compared to $13.6 million for the corresponding 2003 period. The increase during the 2004 periods was due primarily to increased commissions and fees earned by Doral Financial's retail banking and insurance agency operations.

         NON-INTEREST EXPENSES during the second quarter ended June 30, 2004 increased by 10%, compared to the respective 2003 period. This increase reflects increases in compensation and benefits, advertising, occupancy and other office expenses resulting from the continued expansion of Doral Financial's mortgage banking and banking operations and expenses related to increases in loan originations and servicing. For the second quarters of 2004 and 2003, the effective income tax rate of the Company was 18% and 16%, respectively. The increase in the effective tax rate for the second quarter of 2004 reflected increased revenues from the Company's taxable activities such as insurance agency and other income.

         DORAL BANK, PUERTO RICO, the Company's principal banking subsidiary, finished the second quarter of 2004 with $8.7 billion in assets and $3.1 billion in deposits, an increase of 40% and 27%, respectively, compared to June 30, 2003.

         Doral Bank PR has been successful in its effort to increase its market share and its commercial loan business. For the first six months of 2004, secured commercial loan production was $104 million, which is more than the $96 million production for the entire year 2003. Doral Bank PR expects its commercial loan production for the year 2004 to be approximately $240 million, which would represent an increase of 150% over 2003.

         According to data published by the Office of the Commissioner of Financial Institutions of Puerto Rico, as of March 31, 2004, Doral Bank PR had 9.8% of the total assets of all banks in Puerto Rico, a 45% jump over March 31, 2003.

         DORAL BANK, NEW YORK also continued its steady growth. As of June 30, 2004, Doral Bank NY had assets of $523.8 million and deposits of $351.7 million, an increase of 10% and 15%, respectively, compared to June 30, 2003.

         Salomon Levis, Chairman of the Board and Chief Executive Officer commented on the second quarter financial results by stating:

         "We are delighted with the excellent record performance for the second quarter of 2004. Each of Doral's business segments contributed in achieving these results. The Company is carefully monitoring its interest rate management program to protect our assets and liabilities against rising interest rates. Our interest rate management program has proven successful under different interest rate environments and has been instrumental in Doral achieving 26 consecutive quarters of record earnings."

         Mr. Levis concluded by stating that the results for the first six months of 2004 continued to fuel his optimism for the Company's prospects.

         Doral Financial's Chief Executive Officer and its Senior Executive Vice President -Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.

FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect," "anticipate," "project," "look forward," "should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                          DORAL FINANCIAL CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (NYSE:DRL)
                                  (UNAUDITED)

                                                                     QUARTER ENDED                        SIX MONTH PERIOD ENDED
                                                     --------------------------------------------      ----------------------------
                                                                JUNE 30,               MARCH 31,                 JUNE 30,
                                                     ----------------------------    ------------      ----------------------------
                                                         2004            2003            2004              2004            2003
                                                     ------------    ------------    ------------      ------------    ------------
Interest income                                      $    137,937    $    109,204    $    126,099      $    264,036    $    218,814
Interest expense                                           71,291          69,298          67,046           138,337         137,631
                                                     ------------    ------------    ------------      ------------    ------------
Net interest income                                        66,646          39,906          59,053           125,699          81,183
Provision for loan losses                                   2,612           3,618           1,561             4,173           8,396
                                                     ------------    ------------    ------------      ------------    ------------
Net interest income after provision for
  loan losses                                              64,034          36,288          57,492           121,526          72,787
                                                     ------------    ------------    ------------      ------------    ------------
Non-interest income:
  Net gain on mortgage loan sales and fees                130,586          98,081         136,856           267,442         175,406
                                                     ------------    ------------    ------------      ------------    ------------
  Investment activities:
    Trading activities                                      6,048          (4,951)        (48,614)          (42,566)            (50)
    (Loss) gain on sale of investment securities          (17,489)          7,002          16,150            (1,339)         14,089
                                                     ------------    ------------    ------------      ------------    ------------
  Total investment activities                             (11,441)          2,051         (32,464)          (43,905)         14,039
                                                     ------------    ------------    ------------      ------------    ------------
  Servicing(loss) income                                   (2,345)         (8,353)          1,689             (656)         (12,462)
  Commissions, fees and other income                        9,780           7,425           8,681            18,461          13,640
                                                     ------------    ------------    ------------      ------------    ------------
Total non-interest income                                 126,580          99,204         114,762           241,342         190,623
                                                     ------------    ------------    ------------      ------------    ------------
Non-interest expense:
  Compensation and benefits, net                           22,276          21,368          19,757            42,033          42,567
  Taxes, other than payroll and income taxes                2,258           1,751           2,210             4,468           3,508
  Advertising                                               4,113           3,597           3,190             7,303           7,360
  Professional services                                     2,605           2,128           2,422             5,027           4,100
  Communication and information systems                     3,308           3,279           3,280             6,588           6,297
  Occupancy and other office expenses                       6,489           5,695           5,689            12,178          11,137
  Depreciation and amortization                             4,311           3,631           4,272             8,583           7,219
  Other, net                                                5,182           4,518           5,120            10,302           8,342
                                                     ------------    ------------    ------------      ------------    ------------
Total non-interest expense                                 50,542          45,967          45,940            96,482          90,530
                                                     ------------    ------------    ------------      ------------    ------------
Income before income taxes                                140,072          89,525         126,314           266,386         172,880
Income taxes                                               25,166          14,548          22,737            47,903          27,916
                                                     ------------    ------------    ------------      ------------    ------------
NET INCOME                                           $    114,906    $     74,977    $    103,577      $    218,483    $    144,964
                                                     ============    ============    ============      ============    ============
EARNINGS PER COMMON SHARE:
  Basic                                              $       0.99    $       0.66    $       0.88      $       1.87    $       1.27
                                                     ============    ============    ============      ============    ============
  Diluted                                            $       0.96    $       0.64    $       0.86      $       1.82    $       1.24
                                                     ============    ============    ============      ============    ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                               107,907,512     107,851,530     107,906,276       107,906,894     107,828,195
                                                     ============    ============    ============      ============    ============
  Diluted                                             110,751,759     110,411,550     110,758,525       110,760,890     110,202,507
                                                     ============    ============    ============      ============    ============
COMMON SHARES OUTSTANDING AT END OF PERIOD            107,907,512     107,857,910     107,907,512       107,907,512     107,857,910
                                                     ============    ============    ============      ============    ============

                          DORAL FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)
                                   (NYSE:DRL)
                                   (UNAUDITED)

                                                                                                      AS OF
                                                                             -----------------------------------------------------
                                                                             JUNE 30, 2004     MARCH 31, 2004    DECEMBER 31, 2003
                                                                             -------------     --------------    -----------------
ASSETS
Cash and due from banks                                                       $     86,953      $    139,278        $     84,713
                                                                              ------------      ------------        ------------
Money market investments                                                         1,615,003         1,882,222             870,009
                                                                              ------------      ------------        ------------
Investment securities:
  Trading securities, at fair value                                              1,103,724           992,683             944,150
  Securities available-for-sale, at fair value                                   3,184,142         2,633,010           2,850,598
  Securities held-to-maturity, at amortized cost                                 2,625,086         2,057,647           1,640,909
  Federal Home Loan Bank of NY (FHLB) stock, at cost                                83,620            86,120              81,720
                                                                              ------------      ------------        ------------
     Total investment securities                                                 6,996,572         5,769,460           5,517,377
                                                                              ------------      ------------        ------------
Loans:
  Mortgage loans held for sale, at lower of cost or market                       1,937,387         1,882,128           1,966,608
  Loans receivable, net                                                          1,602,619         1,497,008           1,410,849
                                                                              ------------      ------------        ------------
     Total loans                                                                 3,540,006         3,379,136           3,377,457
                                                                              ------------      ------------        ------------
Receivable and mortgage servicing advances                                         113,584            88,009              90,835
Accounts receivable from investment sales                                          541,944           335,285              19,520
Accrued interest receivable                                                         66,220            54,528              63,771
Servicing assets, net                                                              178,645           176,401             167,498
Premises and equipment, net                                                        143,941           136,427             136,037
Real estate held for sale, net                                                      17,099            18,564              19,253
Other assets                                                                        40,452            33,277              47,526
                                                                              ------------      ------------        ------------
      Total assets                                                            $ 13,340,419      $ 12,012,587        $ 10,393,996
                                                                              ============      ============        ============
LIABILITIES
Deposits                                                                      $  3,239,396      $  3,203,810        $  2,971,272
Securities sold under agreements to repurchase                                   5,385,234         3,475,129           3,602,942
Advances from FHLB                                                               1,194,500         1,294,500           1,206,500
Loans Payable                                                                      298,872           283,925             178,334
Notes Payable                                                                      710,246           599,760             602,581
Accounts payable from investment purchases                                         511,378         1,166,045               2,245
Accrued expenses and other liabilities                                             282,523           271,385             237,682
                                                                              ------------      ------------        ------------
      Total liabilities                                                         11,622,149        10,294,554           8,801,556
                                                                              ------------      ------------        ------------
STOCKHOLDERS' EQUITY
Preferred stock, at aggregate liquidation preference value:
  Perpetual noncumulative nonconvertible preferred stock
    (Series A, B and C)                                                            228,250           228,250             228,250
  Perpetual cumulative convertible preferred stock                                 345,000           345,000             345,000
Common stock, $1 par value; 500,000,000 shares authorized;
  107,907,512 and 107,903,912 shares issued and outstanding
  in 2004 periods and 2003, respectively                                           107,908           107,908             107,904
Additional paid-in capital                                                         156,777           154,350             151,902
Legal surplus                                                                       13,806            13,806              13,806
Retained earnings                                                                  977,217           886,822             804,518
Accumulated other comprehensive loss, net of income tax                           (110,688)          (18,103)            (58,940)
                                                                              ------------      ------------        ------------
      Total stockholders' equity                                                 1,718,270         1,718,033           1,592,440
                                                                              ------------      ------------        ------------
      Total liabilities and stockholders' equity                              $ 13,340,419      $ 12,012,587        $ 10,393,996
                                                                              ============      ============        ============

                          DORAL FINANCIAL CORPORATION
                             SELECTED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (NYSE:DRL)
                                  (UNAUDITED)



                                                           QUARTER ENDED                        SIX MONTHS ENDED
                                        -----------------------------------------------    ----------------------------
OPERATIONAL DATA                                     JUNE 30,               MARCH 31,                JUNE 30,
                                        ------------------------------    -------------    ----------------------------
                                             2004              2003            2004              2004           2003
                                        ---------------    -----------    -------------    --------------    ----------

LOAN PRODUCTION                         $     1,945,324    $ 1,605,978    $   1,841,421    $    3,786,745    $3,066,534
                                        ===============    ===========    =============    ==============    ==========



                                                                               AS OF
                                        -------------------------------------------------------------------------------
                                                JUNE 30,                      MARCH 31,                DECEMBER 31,
                                        ------------------------        --------------------        -------------------
                                                  2004                          2004                       2003
                                        ------------------------        --------------------        -------------------

LOAN SERVICING PORTFOLIO                $             13,529,310        $         13,096,059        $        12,690,244
                                        ========================        ====================        ===================


                                                         QUARTER ENDED                          SIX MONTHS ENDED
                                        -----------------------------------------------    ----------------------------
                                                     JUNE 30,               MARCH 31,               JUNE 30,
                                        ------------------------------    -------------    ----------------------------
ASSET QUALITY DATA                             2004            2003             2004            2004            2003
                                        ---------------    -----------    -------------    --------------    ----------
Allowance for loan losses               $        29,688    $    25,256    $      28,404    $       29,688    $   25,256
Net charge-offs                         $         1,493    $       807    $         556    $        2,049    $    1,529


                                                         QUARTER ENDED                          SIX MONTHS ENDED
                                        -----------------------------------------------    ----------------------------
                                                     JUNE 30,               MARCH 31,               JUNE 30,
                                        ------------------------------    -------------    ----------------------------
FINANCIAL RATIOS                               2004            2003           2004              2004            2003
                                        ---------------    -----------    -------------    --------------    ----------
Return on average assets                           3.71%          3.38%            3.93%             3.81%         3.31%
Return on average common equity                   36.76%         31.57%           35.56%            36.18%        31.47%
Efficiency ratio                                  24.69%         33.54%           22.27%            23.48%        35.12%


                                                         QUARTER ENDED                          SIX MONTHS ENDED
                                        -----------------------------------------------    ----------------------------
                                                     JUNE 30,               MARCH 31,               JUNE 30,
                                        ------------------------------    -------------    ----------------------------
PER SHARE DATA                                 2004            2003             2004            2004            2003
                                        ---------------    -----------    -------------    --------------    ----------

Cash Dividends Per Common Share         $          0.15    $      0.09    $        0.12    $         0.27    $     0.19
Common stock dividend payout ratio                15.63%         14.58%           13.95%            14.84%        15.05%

                          DORAL FINANCIAL CORPORATION
                       SELECTED FINANCIAL DATA (CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                   (NYSE:DRL)
                                   (UNAUDITED)



                                                            QUARTER ENDED                        SIX MONTHS ENDED
                                                 -------------------------------------        ----------------------
COMMISSIONS, FEES AND OTHER INCOME                       JUNE 30,             MARCH 31,              JUNE 30,
                                                 ----------------------       ---------       ----------------------
                                                  2004           2003           2004           2004           2003
                                                 -------        -------        -------        -------        -------
Retail banking fees                              $ 3,287        $ 2,410        $ 3,107        $ 6,394        $ 5,020
Securities brokerage and asset management
  fees and commissions                               382          1,492            734          1,116          1,714
Insurance agency commissions                       3,032          1,936          2,899          5,931          3,723
Other Income                                       3,079          1,587          1,941          5,020          3,183
                                                 -------        -------        -------        -------        -------
Total commissions, fees and other income         $ 9,780        $ 7,425        $ 8,681        $18,461        $13,640
                                                 =======        =======        =======        =======        =======


                                                            QUARTER ENDED                        SIX MONTHS ENDED
                                                 -------------------------------------        ----------------------
SEGMENT INFORMATION                                      JUNE 30,             MARCH 31,              JUNE 30,
                                                 ----------------------       ---------       ----------------------
NET INCOME                                        2004           2003           2004           2004           2003
                                                 -------        -------        -------        -------        -------
  Reportable Segments:
    Mortgage Banking                            $ 73,595        $27,317       $ 37,700       $111,295       $ 62,938
    Banking                                       38,977         45,050         60,399         99,376         78,660
    Institutional Securities                       1,061          2,131          1,376          2,437          2,970
    Insurance Agency                               2,780          1,469          2,624          5,404          2,780
  Intersegment Eliminations                       (1,507)          (990)         1,478            (29)        (2,384)
                                                --------        -------       --------       --------       --------
      Consolidated Net Income                   $114,906        $74,977       $103,577       $218,483       $144,964
                                                ========        =======       ========       ========       ========